                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14 a-11(c) or section 240.14a-12

                              Certron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         5)   Total fee paid:

              ------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              ------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------
         3)   Filing Party:

              ------------------------------------------------------------------
         4)   Date Filed:

              ------------------------------------------------------------------

                               CERTRON CORPORATION
                             1545 SAWTELLE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 27, 2001

     The annual meeting of the shareholders of Certron Corporation will be held on Tuesday, March 27, 2001, at 10:00 o'clock A.M., local time, at the Company's offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     The meeting will consider the following business which is described in the accompanying Proxy Statement:

         1. Election of Board of Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

         2. Approval of an amendment to the Executive Stock Option Plan to increase the number of shares of Common Stock available thereunder from 300,000 shares to 600,000 shares and to extend the expiration date thereof from January 27, 2005 to January 24, 2011.

         3. Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 30, 2001, as the record date for determining those shareholders who will be entitled to vote at the meeting.

     By order of the Board of Directors.

                                                 SUSAN E. KASS
                                                 Secretary

February 28, 2001

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS' INTEREST BE REPRESENTED AT THE MEETING AND, THEREFORE, IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY, SO THAT YOUR SHARES WILL BE REPRESENTED.

                                 PROXY STATEMENT


                                FEBRUARY 28, 2001

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Certron Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, March 27, 2001 at 10:00 o'clock A.M., at the Company's principal executive offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     If the accompanying Proxy form is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the election of the six
(6) nominees for Director listed in this Proxy Statement and FOR the approval of the amendment to the Executive Stock Option Plan (the "Executive Plan"). Your executed Proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, 1545 Sawtelle Boulevard, Los Angeles, California 90025, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person. To the Company's knowledge, the Directors of the Company and the nominees intend to vote FOR the election of such nominees and FOR the approval of the amendment to the Executive Plan.

     The expense of soliciting these Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or special letter. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy materials to their principals.

SHAREHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next annual meeting must be received by the Company by October 31, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 2002 but does not seek inclusion of that proposal in the proxy statement for that meeting, the proxy holders for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by January14, 2002. If notice of any such proposal is received timely, the proxy holders may exercise discretionary authority with respect to such proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission.

VOTING SECURITIES

     On January 30, 2001, the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders, 3,128,306 shares of the Company's Common Stock were outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. In electing directors, each shareholder is entitled to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by the shareholder or to distribute his votes among as many candidates as he sees fit, if at the meeting and prior to the voting, any shareholder gives notice of his intention to cumulate his votes. In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted at the meeting, up to the number of directors to be elected, are the directors elected. Any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and have no legal effect or effect on the vote.

         Set forth below is information as of January 30, 2001 with respect to the shareholders who were known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, its only outstanding voting security.

                                   AMOUNT AND
                                   NATURE OF
NAME AND ADDRESS                   BENEFICIAL          PERCENT OF
OF BENEFICIAL OWNER                OWNERSHIP           CLASS
-------------------                -----------         ----------
Louart Corporation                 1,596,840(1)         49.8%
1545 Sawtelle Boulevard
Los Angeles, California 90025


(1) Includes 1,205,200 shares owned directly by Louart Corporation, as reported in its Schedule 13D, dated January 1994 and filed with the Securities and Exchange Commission. Such Schedule 13D indicates that Louart Corporation has sole voting and dispositive power of such shares. Also includes 391,640 shares beneficially owned (including shares issuable upon options which are currently exercisable or exercisable within 60 days) by officers and directors of Louart Corporation.

                              ELECTION OF DIRECTORS

     Unless directed otherwise, it is intended to vote the Proxy in favor of electing six (6) persons listed below to serve as Directors of the Company until the next Annual Meeting and until their successors are duly elected and qualified. There is one vacancy on the Board of Directors and the Board of Directors has determined not to nominate any person to fill such vacancy. All of such nominees are now serving as Directors and were elected by shareholders. The principal occupation or employment of each nominee is indicated following his or her name on the table set forth below. If any shares are voted at the meeting for the election of any person other than those nominees named below, the discretionary authority given to the designated proxies includes the authority to cumulate votes for any one or more of the management nominees in such manner as the proxies deem advisable. If any nominee shall become unavailable for election for any reason which is not now foreseen, the proxies will, subject to the foregoing, be voted for the election of some other qualified persons; provided, however, that the proxies cannot be voted for a greater number of persons than six.

                                                     BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                                           OF COMPANY ON JANUARY 30, 2001(1)
                                               ----------------------------------------------------
NAME AND PRESENT POSITION WITH                     COMMON            PERCENT OF       FIRST ELECTED
COMPANY OR PRINCIPAL OCCUPATION       AGE        STOCK HELD             CLASS          AS DIRECTOR
-------------------------------       ---      ---------------      -------------     -------------
Marshall I. Kass                      72       1,501,315(2)(3)        47.7%(2)(3)          1988
   Chairman of the Board,
   Chief Executive Officer and
   Chief Operating Officer of
   the Company and Chairman
   of the Board, Chief Executive
   Officer and Chief Operating
   Officer of Louart Corporation,
   an investment company
Jonathan F. Kass                      42         1,236,200(2)(3)      39.3%(2)(3)          1989
   President of
   the Company and Senior Vice
   President and Director of
   Louart Corporation, an
   investment company
Michael S. Kass                       47         1,248,725(2)(3)      39.7%(2)(3)          1988
   Executive Vice President of the
   Company and President
   and Director of Louart
   Corporation, an
   investment company
Susan E. Kass                         44         1,226,200(2)(3)      39.0%(2)(3)          1989
   Secretary and Treasurer of
   the Company and Vice
   President, Secretary and
   Director of Louart
   Corporation, an investment
   Company
Rogelio Buenrostro                    61            10,000(4)            *                 1996
   Manager and Chief Executive
   Officer-Certron, Mexicali
Jesse A. Lopez                        50            10,000(4)            *                 1996
   Controller of the Company
Directors and Officers as a                      1,616,840(2)(3)(4)   50.1%(2)(3)(4)
   Group (6 persons)

-----------------

*    Represents less than one percent of the shares of Common Stock outstanding.

(1) Except as otherwise indicated, nature of beneficial ownership is possession of sole voting and investment power.

(2) Includes 1,205,200 shares owned by Louart Corporation. Messrs. Marshall, Jonathan and Michael Kass and Ms. Susan Kass, directors and executive officers of the Company, own shares of the capital stock of Louart

     Corporation representing a majority of the voting power of the outstanding capital stock thereof. Includes for Marshall I. Kass 276,115 shares owned by him, 1,000 for Michael S. Kass and 22,525 shares owned by his SEP/IRA, 1,000 shares for Jonathan F. Kass and 10,000 shares owned by him as custodian for his minor children and 1,000 shares owned by Susan E. Kass. Excludes for Marshall I. Kass 81,500 shares owned by his wife, of which shares Marshall I. Kass disclaims beneficial ownership.

(3) Includes for each of Marshall I. Kass, Jonathan F. Kass, Michael S. Kass and Susan E. Kass 20,000 shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days held by such persons.

(4) Includes for Mr. Buenrostro 10,000 shares and for Mr. Lopez 10,000 shares issuable upon the exercise of presently exercisable stock options or options exercisable within 60 days held by such persons.

     In December 1988, Mr. Marshall I. Kass was elected Chairman of the Board of Directors and Chief Executive Officer, and in June 1990 he was elected as the Chief Operating Officer of the Company. For more than the past five years and until February 1996, Mr. Kass served as President of Louart Corporation, a privately held investment company. In February 1996, he was elected Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Louart Corporation. He is, and for more than the past five years has been, a Director thereof. The Company and Marshall I. Kass are parties to an Employment Agreement, dated as of November 1, 1993, pursuant to which Mr. Kass is employed as the Chairman of the Board and Chief Executive Officer of the Company at a rate of $200,000 per year, subject to annual adjustment at the discretion of the Board of Directors of the Company. In 1998 the Employment Agreement was amended to extend the term thereof from October 31, 1998 to October 31, 2001. The Employment Agreement may be earlier terminated in the event of the death or disability of Mr. Kass or for "good cause," defined to mean conviction of a crime directly related to his employment or a felony, gross mismanagement of the business and affairs of the Company or breach of any material provision of the Employment Agreement.

     In March 1996, Mr. Jonathan F. Kass was elected President of the Company. For the five years prior thereto, he served as Executive Vice President of the Company. In February 1996, Mr. Jonathan F. Kass was elected as Senior Vice President of Louart Corporation. For the five years prior thereto, he served as Vice President and Director of Louart Corporation. In March 1996, Mr. Michael S. Kass was elected Executive Vice President of the Company. For the five years prior thereto, he served as Vice President of the Company. In February 1996, Mr. Michael S. Kass was elected President of Louart Corporation. For the five years prior thereto, he served as Senior Vice President and Director of Louart Corporation. For more than the past five years, Ms. Susan E. Kass has served as the Secretary, Vice President and Director of Louart Corporation. In 1990, she was elected Secretary and Treasurer of the Company. Mr. Marshall I. Kass is the father of Mr. Jonathan F. Kass, Mr. Michael S. Kass, and Ms. Susan E. Kass, all of whom are siblings of one another.

     For more than the past five years, Mr. Buenrostro has been employed by the Company as its general manager in Mexicali, Mexico. Mr. Lopez has been employed by the Company since 1990 and has served as Controller of the Company since January 1994.

     Except for Marshall I. Kass, all of the executive officers of the Company serve at the pleasure of the Board of Directors.

     The Board of Directors has an Audit Committee, which consists of Jonathan
F. Kass, Michael S. Kass and Susan E. Kass. The Audit Committee recommends to the Board of Directors the appointment of independent certified public accountants to perform the audits of the Company, reviews with the accountants the scope and conduct of the annual audit prior to the completion of the same, reviews the audit with the accountants following its completion, considers comments or recommendations made by the independent accountants and approves all material non-audit services provided by the independent accountants. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee's written charter is included in this Proxy Statement as Appendix A. None of the members of the Audit Committee would be deemed to be "independent" under the listing standards of the New York Stock Exchange, the American Stock Exchange or the NASD. The Audit Committee had one meeting with respect to the fiscal year ended October 31, 2000.

     The Board of Directors has a Compensation Committee, which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to executives of the Company. The Compensation Committee had two meeting with respect to the fiscal year ended October 31, 2000. The Board of Directors does not have a Nominating Committee.

     During the fiscal year ended October 31, 2000, there were six meetings of the Board of Directors and all of the Company's incumbent Directors attended 100% of the board meetings and meetings of committees of which they were members. Each of the incumbent Directors (each of whom is a nominee for election at the Annual Meeting) is a Company salaried employee and does not receive any fee or remuneration for his or her services as a member of the Board.

                          REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

     The Audit Committee members consist solely of directors who are also employees and officers of the Company. The members constitute more than one-half of the executive officers of the Company. In addition to discussing the financial statements of the Company with the Company's independent accountants, the Audit Committee reviews and discusses those financial statements with the other members of the Company's management.

     The Audit Committee discussed with the Company's independent accountants the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. Additionally, the Audit Committee has received the disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). The Audit Committee further discussed with its independent accountants matters relating to their independence.

     Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

MEMBERS OF THE AUDIT COMMITTEE:

Jonathan F. Kass
Michael S. Kass
Susan E. Kass

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's financial statements for the fiscal year ended October 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Qs for the fiscal year were $33,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company's principal accountants did not render, and thus the Company was not billed any fees for, professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended October 31, 2000.

ALL OTHER FEES

     The Company's principal accountants did not render, and thus the Company was not billed any fees for, services, other than the services described above under the headings "Audit Fees" during the fiscal year ended October 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons holding more than 10% of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings, to the Company's knowledge, each of Marshall I. Kass, Michael S. Kass, Jonathan F. Kass, Susan E. Kass, Rogelio Buenrostro and Jesse A. Lopez failed to file on a timely basis a Form 5 with respect to the last fiscal year, which Form 5 was subsequently filed in each case to report the grant of an option pursuant to the Executive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid, during the fiscal year ended October 31, 2000, to (i) the Chief Executive Officer and (ii) any other executive officer whose total compensation for such fiscal year exceeded $100,000, for services rendered by such persons in all capacities to the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                                        ANNUAL                AWARDS
                                                     COMPENSATION          ------------
                                                     ------------           SECURITIES
                                       FISCAL                               UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR          SALARY ($)             OPTIONS (#)     COMPENSATION($)(1)
-----------------------------         --------       -----------          --------------     ------------------
Marshall I. Kass, Chairman              2000           $139,106                 10,000              $15,852
  of the Board, Chief                   1999           $160,418                     --              $33,324
  Executive Officer and                 1998           $183,750                     --              $32,855
  Chief Operating Officer

---------------

1) Represents premiums paid during the fiscal year on life insurance policies maintained by the Company having as of January 1, 2001 an aggregate estimated net surrender proceeds of $186,328 on the life and for the benefit of Mr. Marshall I. Kass.

STOCK OPTIONS

     In January 1989, the Board of Directors adopted the Executive Plan (then known as the 1989 Stock Option Plan) covering 150,000 shares of Common Stock which was approved by shareholders in March 1989. In January 1995, the Board of Directors adopted an amendment to the Executive Plan changing its name to the Executive Stock Option Plan, increasing the number of shares of Common Stock covered thereby from 150,000 to 300,000 and extending the expiration date of the Executive Plan from January 1999 to January 27, 2005. In January 2001, the Board of Directors adopted an additional amendment to the Executive Plan increasing the number of shares of Common Stock covered thereby from 300,000 to 600,000 and extending the expiration date of the Executive Plan to January 24, 2011. The increase in the number of shares covered by the Executive Plan and the extension of the expiration date are being presented to the shareholders for approval at the Annual Meeting.

     During the fiscal year ended October 31, 2000, there were 62,000 options granted under the Executive Plan and no options granted under the Executive Plan were exercised. The following sets forth information regarding options granted to the Chief Executive Officer of the Company during the fiscal year ended October 31, 2000:

                     OPTIONS GRANTED IN THE LAST FISCAL YEAR

                    Number of
                    Securities      Percent
                    Underlying   Total Options
                      Options      Granted to     Exercise Price  Expiration
Name                    (#)      In Fiscal Year     ($/Share)        Date
----                ----------   --------------   --------------  ----------
Marshall I. Kass      10,000         16.13%          $1.00         9/25/2005



     The following table sets forth as of October 31, 2000 information as to the number of unexercised options (none of which are in-the-money options) held by the Chief Executive Officer of the Company.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                 Number of Securities
                                Underlying  Unexercised
                              Options at October 31, 2000
                                         (#)
Name                           Exercisable/Unexercisable
----                          ---------------------------
Marshall I. Kass..............       20,000/10,000

     Under the Executive Plan both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-incentive options can be granted to selected executives, key employees and directors (whether or not employees) of the Company. However, incentive stock options may be granted only to employees (including officers and directors who are employees). As of January 31, 2001, approximately 10 persons were eligible to receive options. Under the Executive Plan, all options are required to be granted at exercise prices of not less than

100% of the fair market value of the Common Stock at the date the options are granted. If an incentive stock option plan is granted to a more than 10% shareholders, it must be at 110% of the fair market value of the Common Stock at the date of grant. The number of shares of Common Stock covered by the Executive Plan is subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, recapitalization and similar changes in the capitalization of the Company.

     The Executive Plan is administered by the Board of Directors or a committee of the Board of Directors which has authority to determine the optionees, the type of option to be granted, the number of shares to be covered by each option, the time during which each option is exercisable, the method of payment and certain other terms of the option. Options granted under the Executive Plan are not transferable, except in the event of the optionees's death. An option granted under the Executive Plan may be exercised only within the period prescribed by the Company. The maximum term of any option granted under the Executive Plan is ten years except for an incentive stock option granted to a more than 10% shareholder, in which case the maximum term is five years. The expiration of any option is accelerated if the optionee's employment or other relationship with the Company terminates. If the employment or other relationship of an optionee with the Company is terminated by reason of death or disability, the optionee or the optionee's successor may exercise the optionee's option to the extent that such options were then exercisable within the period determined by the Board of Directors or the committee administering the Executive Plan, but not in excess of one year after such termination (unless the option term expires prior to the end of such period). If the employment or other relationship of the optionee with the Company terminates for any reason other than death or disability, the optionee may exercise the optionee's options to the extent that they were then exercisable within the period determined by the Board of Directors or the committee administering the Executive Plan, but not in excess of 30 days after such termination (unless the option term expires prior to the end of such period). Options become exercisable in one or more installments in accordance with a schedule determined at the time of grant.

     Stock appreciation rights may be granted with all or part of any option granted under the Executive Plan. Directors who are not employees of the Company are not eligible to receive these rights. Stock appreciation rights entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the fair market value, on the date of such exercise, of the Common Stock covered by such option or portion thereof over the option price of the Common Stock as provided in the option. The Board of Directors or a committee thereof has sole discretion to determine the form in which payment may be made to the employee upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof). No stock appreciation rights have been granted under the Executive Plan.

     Although the Board of Directors may at any time amend, suspend or terminate the Executive Plan, no action by the Board of Directors may increase the aggregate maximum number of shares issuable under the Executive Plan without the consent of the shareholders. The amendment, suspension or termination of the Executive Plan will not, without the consent of the optionee involved, alter, amend or impair any rights or obligations under any options previously granted.

     No income will be recognized for federal income tax purposes by an employee when an incentive stock option is either granted or exercised and, provided that certain holding periods are satisfied, the employee to whom the incentive stock option is granted will be taxed when the employee sells the stock at a capital gain rates on the difference between the exercise price and sales price. The amount by which the market value of the shares received on exercise of an incentive stock option exceeds the exercise price of the shares is, however, an item of "tax preference" and will be included in the calculation of "alternative minimum taxable income".

     The Company will not have a deduction at the time an employee exercises an incentive stock option unless the employee subsequently disposes of the stock purchased upon exercise of the incentive stock option prior to the complying with the minimum holding period requirements. If the employee disposes of such stock prior to the expiration of one year from the date of exercise of the incentive stock option or prior to two years after the incentive stock option is granted, the employee will recognize ordinary income for federal income tax purposes in an amount equal to the lesser of the gain realized upon the sale of such stock or the excess of the fair market value of such stock at the time of exercise over the exercise price and the Company will be entitled to claim a deduction in an amount equal to the ordinary income recognized by the employee for federal income tax purposes. Any gain realized by the employee in excess of the amount taxed as ordinary income will be treated as a capital gain and any loss will be treated as a capital loss. Such capital gain or loss will be long-term or short-tem, depending upon whether the shares were held for more than one year after the date of exercise.

     Options that do not comply with the requirements for incentive stock options or that are not intended to be incentive stock options should result in no tax consequence to an employee when granted. The employee will, however, realize taxable ordinary income for federal income tax purposes at the time of exercise of such option in an amount equal to the excess of the fair market value of the stock at the time of such exercise over the option price thereof and such amount may be deducted by the Company for federal income tax purposes. When the employee disposes of shares acquired upon exercise of such option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a capital gain and any amount which is less than such fair market value will be treated as a capital loss. Such gain or loss will be long-term or short-term, depending upon whether the shares were held for more or less than one year after the date of exercise.

     The foregoing description of the federal income tax consequences relating to options granted under the Executive Plan is, except as otherwise noted, based upon the federal tax law and regulations presently in effect.

     The last price of the Company's Common Stock in the over-the-counter market on January 31, 2001 was $0.37 per share.

CERTAIN TRANSACTIONS

     Louart Corporation (see "Voting Securities" and "ELECTION OF DIRECTORS" above) leases to the Company a warehouse and packaging facility in Corona, California. The facility in Corona, California is leased on a triple-net basis pursuant to a lease expiring August 31, 2003 at a present monthly rental rate of approximately $6,980, subject to annual increases in September of each year of approximately $200 per month. The Company's corporate and administrative headquarters in Los Angeles, California was leased from Louart Corporation at a monthly rental rate of $4,612. The building was sold to an unrelated third party on June 30, 2000.

     During the fiscal year ended October 31, 2000 the Company paid to Louart Corporation approximately $250,008 for the provision of certain services, including rent, secretarial and administrative services, consulting services and use of an automobile, and will continue to pay Louart for such services during the Company's current fiscal year.

               APPROVAL OF THE AUTHORIZATION OF ADDITIONAL SHARES
                 OF COMMON STOCK UNDER, AND THE EXTENSION OF THE
               EXPIRATION DATE OF THE EXECUTIVE STOCK OPTION PLAN

     As described above, the Directors of the Company have approved an amendment to the Executive Plan increasing the number of shares available thereunder from 300,000 to 600,000 shares and extending the term of the Executive Plan from January 27, 2005 to January 24, 2011. As of January 31, 2001, there were available for grant options covering 119,500 shares of Common Stock under the Executive Plan. The Board of Directors felt that the authorization of additional shares under the Executive Plan would allow the Company to offer incentives to present and future employees and eligible participants. Since the number of shares of Common Stock covered by the Executive Plan was being increased, the Board of Directors considered that it should have additional time within which to grant options covering these additional shares. Thus, the Board approved an extension of the expiration date of the Executive Plan.

         The following table shows, as of October 31, 2000 as to the Chief Executive Officer of the Company and certain persons and groups, (i) the aggregate number of shares of Common Stock subject to outstanding options granted under the Executive Plan and (ii) the weighted average per share exercise price of such options:

                                  Number of Shares        Weighted Average
Name                              Of Common Stock      Exercise Price per Share
----                              ----------------     ------------------------
Marshall I. Kass                      30,000                    $1.00

Michael S. Kass                       30,000                    $1.00

Jonathan F. Kass                      30,000                    $1.00

Susan E. Kass                         30,000                    $1.00

Rogelio Buenrostro                    15,000                    $1.00

Jesse A. Lopez                        15,000                    $1.00

All Current Executive
Officers, as a Group
      (6 persons)                    150,000                    $1.00

All Employees, including
all Current Officers who
are not Executive Officers,
as a Group (5 persons)                30,500                    $1.00


     Approval of the amendment increasing the number of shares of Common Stock for which options may be granted under the Executive Plan and extending the expiration date of the Executive Plan requires an affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the meeting. Abstentions and broker non-votes will not be voted for or against the amendment but will have the effect of a negative vote since a majority of the shares present or represented at the meeting is required for approval. The Board of Directors recommends a vote FOR approval of the increase in the number of shares of Common Stock available under the Executive Plan and the extension of the expiration date thereof.

                                 OTHER BUSINESS

     Beckman Kirkland & Whitney ("BKW") was selected as the Company's independent accountants for the fiscal year ended October 31, 2000. BKW has been selected as the Company's auditors for the current fiscal year. Representatives from BKW are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

     Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") was previously the principal accountants for the Company. On September 18, 2000, the Company terminated Singer Lewak's appointment as the Company's principal accountants, which decision was approved by the Board of Directors of the Company.

     Singer Lewak's report on the consolidated financial statements for the Company's fiscal years ended October 31, 1998 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were those statements qualified or modified as to uncertainty, audit scope, or accounting principles. During those two fiscal years, and the subsequent unaudited interim periods through the date of Singer Lewak's termination, there were no disagreements with Singer Lewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer Lewak, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors


                                          SUSAN E. KASS
                                          Secretary

                                   APPENDIX A

                               CERTRON CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Board of Directors (the "Board") of Certron Corporation (the "Company") has oversight responsibilities to, among other things, promote an environment in which the Company maintains adequate systems of internal control, presents reliable financial information and complies with applicable laws, regulations and Company policies. To assist the Board in fulfilling certain of those oversight responsibilities, the Board has established an Audit Committee. The following sets forth certain guidelines and requirements with respect to the Audit Committee and its responsibilities.

                      I. AUTHORITY OF THE AUDIT COMMITTEE

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request counsel or independent accountants to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall be given unrestricted access to Company personnel and documents and to the Company's independent accountants.

                                 II. MEMBERSHIP

     The Audit Committee shall consist of at least two directors or such additional number as the Board or the Audit Committee may determine. The Audit Committee shall have not less than two directors without prior approval of the Board. In the event that the Audit Committee has less than two directors thereon due to the resignation, death or removal of a director or other similar event, the Board shall appoint promptly another member thereto.

                          III. GENERAL RESPONSIBILITES

     A. Matters relating to Annual Audit and Quarterly Financial Reports. The Audit Committee shall recommend to the Board the appointment of the independent accountants, which firm shall be accountable to the Audit Committee and the Board, and the fees to be paid to the accountants. The Audit Committee shall meet with the Company's independent accountants prior to the audit to review the planning and staffing of the audit. In connection with the audit, the Audit Committee will review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements. Following the completion of the audit, the Audit Committee shall meet with the independent accountants to review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and any management letter provided by the independent accountants and the Company's response to that letter. The Audit Committee shall discuss with the independent accountants any matters that are required to be discussed under applicable rules, including without limitation those matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     The Audit Committee shall also provide to the Company's independent accountants copies of the quarterly financial statements for review in accordance with rules of the Securities and Exchange Commission.

     B. Matters Relating to Internal Controls. The Audit Committee shall review with management the adequacy of internal controls that could materially affect the Company's financial statements. Additionally, the Audit Committee shall inquire of management and the independent accountants about the material financial risk exposures and review the steps management has taken to monitor and control such exposures.

     C. Matters Relating to Auditor Independence. The Audit Committee shall review periodic written reports from the independent accountants regarding the independent accountants' independence, discuss such reports with the independent accountants, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the independent accountants.

     D. Miscellaneous Matters. The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management and evaluate together with the Board the performance of the independent accountants. If so determined by the Audit Committee, it shall recommend that the Board replace the independent accountants. The Audit Committee shall prepare such reports as may be required by the rules of the Securities and Exchange Commission to be included in the Company's Annual Proxy Statement.

                      IV. MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee shall meet such number of times each fiscal year of the Company as the Audit Committee believes are reasonable or necessary. The Audit Committee shall maintain minutes or other records of those meetings and its activities.

     This Charter is intended to be flexible so that the Audit Committee is able to meet changing conditions. The Audit Committee is authorized to take such further actions as are consistent with the above-described responsibilities and to perform such other actions as applicable law, the Company's charter documents and/or the Board may require. To that end, the Audit Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board for its approval.

APPENDIX B



                    AMENDMENT TO EXECUTIVE STOCK OPTION PLAN
                             OF CERTRON CORPORATION



     The Executive Stock Option Plan of Certron Corporation has been amended by the Board of Directors on January 24, 2001 subject to shareholders' approval at the next Annual Meeting of Shareholders Meeting on March 27, 2001 by the following resolutions:

     RESOLVED, FURTHER, that this Corporation's 1995 Executive Stock Option Plan be amended so as to (a) increase the number of shares covered thereby from 300,000 shares to 600,000 shares of this Corporation's common stock and (b) extend the expiration date thereof from January 27, 2005 to January 24, 2011.

     RESOLVED, FURTHER, that said amendment increasing the number of shares covered by the Plan and the extension of the termination date thereof be subject to approval by shareholders of this Corporation at the upcoming Annual Meeting of Shareholders of this Corporation scheduled to be held in March 2001, and if not so approved, such amendment shall be null, void and of no force or effect.

                               CERTRON CORPORATION

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MARCH 27, 2001

     The undersigned hereby appoints MARSHALL I. KASS and SUSAN E. KASS, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Certron Corporation to be held at the Company's offices at 1545 Sawtelle Boulevard, Los Angeles, California 90025, on Tuesday, March 27, 2001, at 10 o'clock A.M., local time, and any adjournment thereof, with respect to:

(1) ELECTION OF DIRECTORS [ ] FOR all nominees listed below  [ ] WITHHOLD
                                                                 AUTHORITY to
                                                                 vote for all
                                                                 nominees
                                                                 listed below



-------------------------------------------------------------------------------
  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided above)

       Marshall I. Kass, Jonathan F. Kass, Michael S. Kass, Susan E. Kass,
                       Rogelio Buenrostro, Jesse A. Lopez

     (2) Approval of an amendment to the Executive Stock Option Plan increasing the number of shares of Common Stock available for grant thereunder and extending the expiration date thereof.

                  [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

     (3) Such other matters as may properly come before the meeting or any adjournment thereof; according to the number of shares of stock which the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy to vote at such Meeting; and hereby ratifying and confirming all that said proxies, or any of them, shall lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF CERTRON CORPORATION



                          IMPORTANT: SIGN ON OTHER SIDE

                            CONTINUED FROM OTHER SIDE

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT AS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF CERTRON CORPORATION AND MAY BE VOTED CUMULATIVELY AND FOR PROPOSAL 2.

     ONE OF THE ABOVE-MENTIONED PROXIES OR HIS OR HER SUBSTITUTE PRESENT AT THE MEETING MAY EXERCISE THE POWERS OF BOTH SAID PROXIES.

                                        Date                               2001
                                             ----------------------------,
                                        IMPORTANT: In signing this Proxy, please
                                        sign your name or names on the signature lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.


                                        ----------------------------------------
                                                Signature of Shareholder

                                        ----------------------------------------
                                                Signature of Shareholder



    PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED